                         Non-Negotiable Promissory Note

$571,609.40                                              November 23, 1999

To be paid within one (1) year, for value received, International Mercantile
Corporation promises to pay to the Sarah Saul Simon Trust the sum of five hundred seventy-one thousand six hundred nine 40/00 dollars ($571,609.40), at
Baltimore, Maryland, with interest at the rate of eight percent (8%) per annum until balance is paid in full.

                                            Maker:

                                            International Mercantile Corporation

                                            By:/s/Frederic Richardson
                                            Frederic Richardson, Chairman

                                            Address: 1625 Knecht Ave.
                                                              Baltimore, MD  21227

Due:     November 23, 2000